Exhibit 10.8

AGREEMENT TO CONVERT UNPAID SALARY

This Agreement to Convert UNPAID SALARY (the “Agreement”) is made as of the 14th day of November, 2013 (the “Effective Date”) by and between Klaus Moeller (referred to herein as the “Holder”) and Genius Brands International, Inc., a Nevada corporation (referred to herein as the “Company”).

Recitals

Whereas, the Holder is due salary pursuant to an Employment Agreement dated April 26, 2011, as amended, and the Company currently owes to the Holder the sum of $132,440.22, including salary and auto allowances as of September 30, 2013 (the “Amount Owed”).

Whereas, the Company wishes to pay the Amount Owed by issuing restricted shares of its common stock to the Holder and the Holder has agreed to accept the Company’s securities as full and final payment of the Amount Owed, in accordance with the terms of this Agreement.

Therefore, the Company and the Holder agree as follows:

Agreement

1.           Transfer of Securities and Cancellation of Debt.

(a)           Securities to be Issued. The Holder agrees to accept, and the Company agrees to issue and transfer to the Holder 2,648,805 shares of the Company’s Common Stock, par value $0.001, having an assigned value of $0.05 per share. The Common Stock issued in payment of the Amount Due shall be referred to in this Agreement as the “Shares”.

(b)           Exchange of Documents. The certificates representing the Shares shall be delivered to the Holder as soon as practicable after Holder delivering an executed copy of Agreement and Exhibit A to Company. Upon receipt of the Shares, the Company shall record the payment of the outstanding obligation on its books and records.

2.           Representations by Company.

The Company hereby represents and warrants to the Holder as follows:

(i)           The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada.

(ii)          The Company has all requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the transactions contemplated thereby, and the execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite action by the Company and this Agreement, when executed and delivered by the Company, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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(iii)          The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action of the Company; and this Agreement has been duly executed and delivered by the Company.

(iv)          The Shares will be duly and validly issued, fully paid and nonassessable, and free of any liens or encumbrances.

3.           Representations by the Holder.

The Holder hereby represents and warrants to the Company as follows:

(i)           The Holder has all requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the transactions contemplated thereby, and the execution, delivery and performance by the Holder of this Agreement has been duly authorized by all requisite action by the Holder and this Agreement, when executed and delivered by the Holder, constitutes a valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ii)          The Holder has a pre-existing personal or business relationship with the Company and its officers and directors.

(iii)         The Holder is an “accredited investor,” as that term is defined in Rule 501 of Regulation D (a copy of which is attached hereto as Exhibit “A”), and has indicated on Exhibit B its specific qualification thereunder.

(iv)         The Holder understands and acknowledges that the Shares have not been registered with the Securities and Exchange Commission under Section 5 of the of the Securities Act or registered or qualified with any applicable state or territorial securities regulatory agency in reliance upon one or more exemptions afforded from registration or qualification.

(v)          The Holder understands and acknowledges that the Shares are deemed to be “restricted” securities under the Securities Act, and may be re-sold only pursuant to exemptions provided by the Securities Act. The Holder understands and acknowledges that the Company is required to place a legend on each certificate stating that the Shares have not been registered under the Securities Act.

(vi)         The Holder understands and acknowledges that: (i) prior to any sale, transfer, assignment, pledge, hypothecation or other disposition of the Shares, it must either: (1) furnish the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company and to its legal counsel, to the effect that such disposition is exempted from the registration and prospectus delivery requirement under the Securities Act and the securities laws of the jurisdiction in which the Holder resides, and legal counsel for the Company shall have concurred in such opinion; or (2) satisfy the Company that a registration statement on Form S-1 under the Securities Act (or any other form appropriate under the Securities Act, or any form replacing any such form) with respect to the securities proposed to be so disposed of shall then be effective; and that such disposition shall have been appropriately qualified or registered in accordance with the applicable securities laws of the jurisdiction in which the Holder resides.

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(vii)        The Holder is entering into this transaction for the Holder’s own account, own risk and own beneficial interest, is not acting as an agent, representative, intermediary, nominee or in a similar capacity for any other person or entity, nominee account or beneficial owner, whether a natural person or entity (each such natural person or entity, an “Underlying Beneficial Owner”) and no Underlying Beneficial Owner will have a beneficial or economic interest in the Shares (whether directly or indirectly, including without limitation, through any option, swap, forward or any other hedging or derivative transaction) and does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Shares to any Underlying Beneficial Owner or any other person.

(viii)        The Holder hereby represents and warrants that the proposed investment in the Company does not directly or indirectly contravene United States federal, state, local or international laws or regulations applicable to the Holder, including anti-money laundering laws (a “Prohibited Investment”).

(ix)           Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at www.treas.gov/ofac. The Holder hereby represents and warrants that the Holder is not a country, territory, person or entity named on an OFAC list, nor is the Holder a natural person or entity with whom dealings are prohibited under any OFAC regulations.

(x)           The Holder represents and warrants that neither the Holder nor any Underlying Beneficial Owner is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure within the meaning of, and applicable guidance issued by the Department of the Treasury concerning, the U.S. Bank Secrecy Act (31 U.S.C. ss.5311 et seq.), as amended, and any regulations promulgated thereunder.

(xi)          The Holder agrees promptly to notify the Company should the Holder become aware of any change in the information set forth in subparagraphs (vii) through (x).

(xii)         The Holder agrees to indemnify and hold harmless the Company, its affiliates, their respective directors, officers, shareholders, employees, agents and representatives from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) which may result, directly or indirectly, from the Holder’s misrepresentations or misstatements contained herein or breaches hereof relating to paragraphs (vii) through (x).

(xiii)        The Holder understands and agrees that, notwithstanding anything to the contrary contained in any document (including any side letters or similar agreements), if, following the Holder’s investment in the Company, it is discovered that the investment is or has become a Prohibited Investment, such investment may immediately be redeemed by the Company or otherwise be subject to the remedies required by law, and the Holder shall have no claim against the Company for any form of damages as a result of such forced redemption or other action.

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(xiv)        Upon the written request from the Company, the Holder agrees to provide all information to the Company to enable the Company to comply with all applicable anti-money laundering statutes, rules, regulations and policies, including any policies applicable to a portfolio investment held or proposed to be held by the Company. The Holder understands and agrees that the Company may release confidential information about the Holder and any Underlying Beneficial Owner(s) to any person if the release of such information is necessary to comply with applicable statutes, rules, regulations and policies.

4.           Miscellaneous.

(a)           Amendments and Waivers; Binding Effect. This Agreement, together with the Employment Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that if there is any contradiction between the terms of the Employment Agreement and this Agreement, the terms of this Agreement shall prevail. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

(b)           Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or international courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon the earlier of receipt by the addressee or the second business day after dispatch by recognized international courier.

If to the Company:     Genius Brands International, Inc.

3111 Camino del Rio North, Suite 400

San Diego, California 92108

Attn: Jeanene Morgan, Chief Financial Officer

Fax: (619) 281-2507

Tel: (858) 450-2900

If to the Holder:          Klaus Moeller

_________________________

_________________________

Attention: _________________

Fax: ______________________

Tel: ______________________

(c)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Neither the Holder nor the Company may assign its rights or obligations hereunder without the prior written consent of the other.

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(d)           Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(e)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(f)           Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

In Witness Whereof, the parties have executed this Agreement to Convert Debt as of the date first written above.

GENIUS BRANDS INTERNATIONAL, INC.

By: /s/ Jeanene Morgan

Jeanene Morgan, Chief Financial Officer

Klaus Moeller

By: /s/ Klaus Moeller

Klaus Moeller

Print Name and Title

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